UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2009

BBC GRAPHICS OF PALM BEACH, INC.

(Exact name of registrant as specified in its charter)

Florida	333-58326	65-0924471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Van Buren Street, Suite 150, Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  703-964-8000

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01.	Changes in Control of Registrant.

On January 12, 2009 HASCO Holdings, LLC acquired 65,324,000 shares of BBC Graphics of Palm Beach, Inc. (the “Company”) common stock for total consideration of $150,000. HASCO Holdings, LLC now has a beneficial ownership of 75% of the outstanding shares of common stock of the Company. HASCO Holdings, LLC acquired the common shares of the Company from two shareholders, Robert Druzak, and John R. Signorello.

The information in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 12, 2009, in connection with the change in control as described in Item 5.01 Mr. Druzak resigned as a Chief Executive Officer of the Company, but remains as a member of the Board of Directors.

On January 12, 2009, the Company selected Mr. Hal Compton, Sr. to serve as the Company’s Chairman, effective January 13, 2009.

Mr. Compton has been a retailer for more than 30 years. Mr. Compton joined CompUSA Inc. in 1994 as Executive Vice President-Operations, becoming Executive Vice President and Chief Operating Officer in 1995, President of CompUSA Stores in 1996 and Chief Executive Officer of CompUSA Inc. in 2000, a position he held until his retirement in 2004. Prior to joining CompUSA, Inc., from 1993 until 1994 he served as President and COO of Central Electric Inc., Executive Vice President Operations and Human Resources, and Director of Stores for HomeBase (1989 to 1993), Senior Vice President Operations and Director of Stores for Roses Discount Department Stores (1986 to 1989), and held various management positions including Store Manager, District Manager, Regional Vice President and Zone Vice President for Zayre Corporation from 1965 to 1986. Since 1998 Mr. Compton was a member of the Board of Directors of Linens `N Things, Inc., currently is a member of the Board of Directors of IceWEB, Inc. and Maidenform Brands, Inc. and is a member of its Compensation Committee and Corporate Governance and Nominating Committee of the Board of Directors of that company.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2008 the Company filed with the State of Florida an Articles of Amendment to the Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 100,000,000 shares to 750,000,000 shares. A copy of the Articles of Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 5.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment dated December 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBC Graphics of Palm Beach, Inc.

Date: January 15, 2009	By: /s/ Hal Compton, Sr. Hal Compton, Sr., Chief Executive Officer